                                                             Exhibit 5.1
                                 [LETTERHEAD]

               KIRSCHNER, MAIN, PETRIE, GRAHAM, TANNER & DEMONT
                           PROFESSIONAL ASSOCIATION
                               ATTORNEYS AT LAW
                      ONE INDEPENDENT DRIVE, SUITE 2000
                         JACKSONVILLE, FLORIDA  32202
                                  ---------
                               MAILING ADRESS:
                             POST OFFICE BOX 1559
              TELEPHONE (904)354-4141  FACSIMILE (904) 358-2199




                              February 29, 1996


Vector Aeromotive Corporation
7601 Centurion Parkway South
Jacksonville, Florida  32256

       Re:  Vector Aeromotive Corporation/Registration
            Statement on Form S-8
            ------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Vector Aeromotive Corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") on February 29,
1996, of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 1,000,000 shares of common stock, $.01 par value, of the Company (the "Common Stock") under the Company's Omnibus Stock Plan of 1994 as amended (the "Plan").

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 1,000,000 shares of Common Stock have been duly authorized and, when issued and sold against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion and filing of this opinion
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Vector Aeromotive Corporation
December 28, 1995


as Exhibit 5.1 to the Registration Statement.

        The opinion herein is limited to the corporate laws of the State of Nevada and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

        This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as expressly provided herein, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.


                                        Very truly yours,

                                        KIRSCHNER, MAIN, PETRIE, GRAHAM,
                                          TANNER & DEMONT


                                        By /s/ T. Malcolm Graham
                                          -------------------------------